UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 6, 2024

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
114 5th Avenue, 15th Floor
New York, New York 10011
(Address of principal executive offices)

(212) 503-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Form of Performance Stock Unit Agreement; Performance Stock Unit Grants

On March 6, 2024, the Compensation Committee of the Board approved a new form of performance-based restricted stock unit (“PSU”) agreement to be used in connection with grants under the Ziff Davis, Inc. 2015 Stock Option Plan (the “2015 Stock Plan”).

Further, on March 6, 2024, the Compensation Committee issued 71,023, 26,167, 9,906 and 6,729 PSUs (the “2024 PSUs”) to Vivek Shah, Bret Richter, Jeremy D. Rossen and Layth Taki, respectively, and in each case pursuant to the new form of PSU agreement approved by the Compensation Committee. In connection with the redesign of our performance award program, PSU awards are designed to vest if we achieve certain levels of relative total shareholder return (“TSR”) over a three-year performance period. However, during the initial two-year transition period, the vesting of certain of the PSUs will be based on meeting relative TSR levels over less than a three-year performance period to ensure our named executive officers do not see a significant gap in annual compensation as we move from one-year targeted vesting to the three-year relative TSR program.

The foregoing description of the form of PSU agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of PSU agreement, which will be filed in the next Form 10-Q filed by Ziff Davis, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	March 12, 2024	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel and Secretary